UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 6, 2005 (December 7, 2005)
HEALTHCARE REALTY TRUST INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-11852	62-1507028
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3310 West End Avenue
Suite 700
Nashville, Tennessee 37203
(Address of principal executive offices)
(615) 269-8175
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 Text of the Investor Slide Presentation

Item 7.01 Regulation FD Disclosure
     On December 7, 2005, representatives of Healthcare Realty Trust Incorporated (the “Company”) will begin making presentations at investor conferences using slides containing information attached to this Form 8-K as Exhibit 99.1. We expect to use these slides, in whole or in part and possibly with modifications, in connection with presentations to investors, analysts and others during the fourth quarter of 2005. We are furnishing the text of these slides pursuant to Regulation FD. This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing the slide presentation on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
     The information contained in the slide presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in the slide presentation, although we may do so from time to time, as we believe warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
     In addition to the historical information contained within, the matters discussed in this presentation may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in an Annual Report on Form 10-K filed with the SEC by the Company for the year ended December 31, 2004. Forward-looking statements represent the Company’s judgment as of the date of this presentation. The Company disclaims any obligation to update forward-looking material.
Item 9.01 Financial Statements and Exhibits
Exhibit 99.1 Text of the Investor Slide Presentation in use beginning December 7, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Scott W. Holmes
Scott W. Holmes
Senior Vice President and Chief Financial Officer

Date: December 6, 2005